SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address and Telephone	I.R.S. Employer
File Number	Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan Corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-7310	Michigan Consolidated Gas Company	38-0478040
(a Michigan Corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

Exhibit Index
Earnings Release
Information Distributed for Media
Slide Presentation dated 11/7/03

Item 7. Exhibits

99.1	Earnings Release of DTE Energy Company dated November 7, 2003, including reconciliation and representations required by Regulation G.

99.2	Information Distributed for Media and Investor Relations Communications dated November 7, 2003.

99.3	Slide Presentations of DTE Energy Company dated November 7, 2003.

Item 12. Results of Operations and Financial Conditions

     DTE Energy Company (“DTE Energy”) is furnishing the Securities and Exchange Commission (SEC) with its earnings release issued November 7, 2003 announcing financial results for the quarter and nine months ended September 30, 2003. A copy of the earnings release, the information distributed for media and investor relations communications and the slide presentations of DTE Energy are furnished as Exhibits 99.1, 99.2 and 99.3 to this report and contain the reconciliation and representations required by the SEC’s Regulation G.

Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s, The Detroit Edison Company’s (“Detroit Edison”) and Michigan Consolidated Gas Company’s (“MichCon”) 2002 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: November 7, 2003

DTE ENERGY COMPANY (Registrant)

/s/ N. A. Khouri N. A. Khouri Vice President and Treasurer

THE DETROIT EDISON COMPANY (Registrant)

/s/ N. A. Khouri N. A. Khouri Vice President and Treasurer

MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)

/s/ N. A. Khouri N. A. Khouri Vice President and Treasurer

3

Exhibit Index

Exhibit
Number	Description

99.1	Earnings Release of DTE Energy Company, dated November 7. 2003, including reconciliation and representations required by Regulation G.

99.2	Information Distributed for Media and Investor Relations Communications dated November 7, 2003.

99.3	Slide Presentations of DTE Energy Company dated November 7, 2003.

4